Exhibit 99.2
COMED RATE CASE DOCKET NO. 05-0597
ALJ PROPOSED ORDER 6/8/06
SUMMARY
TABLE A: RATE OF RETURN

	Capital Structure	Cost of LT Debt	ROE	ROR
Proposed Order	Common eq. 46.00%	6.50%	10.19%	8.20%
	LT Debt 54.00%
ComEd	Common eq. 54.20%	6.50%	11.00%	8.94%
	LT Debt 45.80%
TABLE B: REVENUE REQUIREMENT, RATE INCREASE

	Revenue Requirement	Revenue Increase(1)
Proposed Order	$1,764,656,000	$186,970,000
ComEd	$1,862,185,000	$317,295,000
TABLE C: RATE BASE

	Gross Plant	Net Plant	Rate Base
Proposed Order	$11,504,101,000	$6,908,651,000	$6,159,399,000
ComEd	$11,530,064,000	$6,934,589,000	$6,186,933,000
(1) An adjustment of ($32,796) referenced in Appendix A of the Proposed Order recognizes that the current revenue base is presented two different ways in the filing. The first “current rate revenue” of $1,545 million reflects the 2004 test year actual (not weather adjusted) delivery sales multiplied by the DST rates in effect in 2004. The second “current rate revenue” of $1,578 million, on which the $187 million figure is based, reflects an upward adjustment of about $33 million for weather normalized 2004 test year delivery sales. The final revenue requirement of $1,764,656,000 is the same regardless of the revenue base starting point. The listed revenue increases are based on the weather normalized 2004 test year delivery sales.
Note: The Proposed Order may be subject to potential revisions.